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Exhibit 10.16 to Ross Stores, Inc. 2001 Form 10-K

AMENDMENT TO INDEPENDENT CONTRACTOR
CONSULTANCY AGREEMENT

    This Amendment to the Independent Contractor Consultancy Agreement (the "Amendment") is made and entered into this 10th day of January, 2001, by and between Ross Stores, Inc. (the "Company") and Norman A. Ferber (the "Contractor"). The Company and the Contractor previously entered into an Independent Contractor Consultancy Agreement that became effective February 1, 2000 and continues in effect until January 31, 2001 ("Consultancy Agreement"). It is now the intention of the Company and the Contractor to amend the Consultancy Agreement as set forth below. Accordingly, the Company and the Contractor now amend the Consultancy Agreement as follows:

A.  Amendments.

    Paragraph 8.1, Term will be amended in its entirety to read as follows:

    8.1
    Term. This Amendment is effective as of February 1, 2001 ("Effective Date") and will continue until January 31, 2002 ("Consultancy Termination Date"). This Agreement is renewable upon the mutual consent of both parties. The terms of such renewal must be in writing and signed by both Company and Contractor.

    Paragraph 9.5, Entire Agreement is amended to read as follows:

    9.5
    Entire Agreement. This Amendment to the Independent Contractor Consultancy Agreement and the Independent Contractor Consultancy Agreement that became effective February 1, 2000 constitutes the entire agreement between the parties relating to this subject matter and all prior or contemporaneous oral or written agreements concerning such subject matter, including the relevant terms from the parties prior Amended and Restated Employment Agreement and subsequent amendments. The terms of the Amendment to the Independent Contractor Consultancy Agreement and the surviving terms of the Independent Contractor Consultancy Agreement will govern all services undertaken by Contractor for Company beginning on February 1, 2001 and continuing until January 31, 2002, unless otherwise agreed in writing by the parties.

    Paragraph 9.7, Arbitration, shall be amended to read as follows:

    9.7
    Arbitration. In the event of any dispute or claim relating to or arising out of this Amendment to the Independent Contractor Consultancy Agreement or the surviving terms of the Independent Contractor Consultancy Agreement, all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California to the fullest extent permitted by law; provided, however, that the parties shall be entitled to pursue all provisional remedies allowed by California Code of Civil Procedure, section 1281.8.

B.  No Other Modifications.

    Except as modified by this Amendment, the Independent Contractor Consultancy Agreement that became effective February 1, 2000 shall remain in full force and effect during the term of this Amendment.

    IN WITNESS WHEREOF, the parties have executed this Amendment on the date(s) shown below.

Company:	Contractor:
ROSS STORES, INC.	NORMAN A. FERBER
By: /s/Michael Balmuth	By: /s/Norman A. Ferber
Name: Michael Balmuth	Title: Chairman of the Board
Title: Vice Chairman & CEO	Date: January 9, 2001
Date: January 10, 2001

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Exhibit 10.16 to Ross Stores, Inc. 2001 Form 10-K
AMENDMENT TO INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT